SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 31, 2006
(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Master Purchase Agreement with Med One Capital, Inc.

On August 31, 2006, the Company entered into a Master Purchase Agreement with Med One Capital, Inc. (“Med One”) pursuant to which Med One has agreed to purchase certain ACIS instruments that the Company currently leases to customers for an aggregate purchase price of $429,424.  In connection with the sale, the Company is also assigning the corresponding equipment leases to Med One.  Ten percent of the proceeds from this sale will be placed in escrow, and completion of the sale is conditioned upon the parties entering into mutually satisfactory escrow arrangements.  Med One will be entitled to a portion of such escrowed proceeds for any of the ACIS units that are returned to it prior to the third anniversary of the Master Purchase Agreement and not resold by the Company within 120 days of the return date.  Any amounts remaining in escrow on September 30, 2009 that have not been applied for this purpose will be returned to the Company.  The Company will continue to service the accounts and equipment purchased by Med One in exchange for a servicing fee that will be based on gross cash receipts paid to Med One by the lessees.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits

99.1                           Assignment Agreement and Bill of Sale between the Company and Med One Capital, Inc. dated August 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: September 1, 2006	By:	/s/ James V. Agnello
	Name:	James V. Agnello
	Title:	Senior Vice President and Chief Financial Officer